Exhibit 99.1

PRESS RELEASE

FTAI Aviation Commences Cash Tender Offer for Any and All of Its Outstanding 6.50% Senior Notes Due 2025

NEW YORK, April 2, 2024 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI), a Cayman Islands exempted company (the “Company” or “FTAI”) is announcing today that Fortress Transportation and Infrastructure Investors LLC (“FTAI LLC”), a wholly owned subsidiary of the Company, has commenced an offer (the “Tender Offer”) to purchase for cash any and all of the $650.0 million outstanding principal amount of its 6.50% Senior Notes due 2025 (the “2025 Senior Notes”) on the terms and conditions described in FTAI LLC’s Offer to Purchase, dated April 2, 2024 (the “Offer to Purchase”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The following table sets forth certain terms of the Tender Offer:

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Consideration(1)
6.50% Senior Notes due 2025	34960P AB7 (144A) US3458L AD3 (Reg S)	$650,000,000	$1,000

(1) Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us. Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.

The Tender Offer will expire at 5:00 p.m., New York City time, on April 8, 2024, unless extended or terminated by FTAI LLC (the “Expiration Date”). Tenders submitted after the Expiration Date will not be valid, unless the Guaranteed Delivery Procedures are followed. Subject to the terms and conditions of the Tender Offer, the consideration for each $1,000 principal amount of 2025 Senior Notes validly tendered, including through the Guaranteed Delivery Procedures, and accepted for purchase pursuant to the Tender Offer will be the tender consideration set forth in the above table (the “Tender Consideration”). All holders of 2025 Senior Notes validly tendered, including through the Guaranteed Delivery Procedures, and accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on such 2025 Senior Notes from the last interest payment date with respect to those 2025 Senior Notes to, but not including, the Settlement Date.

For holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Offer to Purchase and Notice of Guaranteed Delivery, the deadline to validly tender 2025 Senior Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m., New York City time, on April 10, 2024.

2025 Senior Notes that have been tendered may be withdrawn from the Tender Offer prior to 5:00 p.m., New York City time, on April 8, 2024 (subject to extension, the “Withdrawal Deadline”). Holders of 2025 Senior Notes tendered after the Withdrawal Deadline cannot withdraw their 2025 Senior Notes unless FTAI LLC is required to extend withdrawal rights under applicable law.

FTAI LLC will purchase any 2025 Senior Notes that have been validly tendered, including through the Guaranteed Delivery Procedures, at or prior to the Expiration Date and accepted for purchase in the Tender Offer promptly following the Expiration Date (such date, the “Settlement Date”). The Settlement Date is expected to occur on April 11, 2024, unless extended by the Company in its sole discretion.

The Tender Offer is not conditioned on the tender of any minimum principal amount of 2025 Senior Notes. However, the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including a condition that FTAI LLC raises gross proceeds from the issuance of a new series of senior notes in an amount satisfactory to the Company in its sole discretion. FTAI LLC intends to fund the purchase of the 2025 Senior Notes pursuant to the Tender Offer with the net proceeds from such debt financing.

Morgan Stanley & Co. LLC is acting as the sole Dealer Manager for the Tender Offer. D.F. King & Co., Inc. has been retained to serve as the Tender and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Morgan Stanley & Co. LLC at: (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for the Offer to Purchase should be directed to D.F. King & Co., Inc. at (banks or brokers) (212) 269-5550 or (toll free) (800) 290-6432 or by email to ftai@dfking.com. The Offer to Purchase, and the related Notice of Guaranteed Delivery can be accessed at the following link: www.dfking.com/ftai.

None of the Company, FTAI LLC, the Dealer Manager, the Tender and Information Agent, the trustee under the indenture governing the 2025 Senior Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any 2025 Senior Notes in response to the Tender Offer. Holders must make their own decision as to whether to participate in the Tender Offer and, if so, the principal amount of 2025 Senior Notes as to which action is to be taken.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or an offer to purchase or a solicitation of an offer to sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of FTAI LLC by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including The Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control, and include, but are not limited to our ability to complete the offering of a new series of senior notes and our ability to complete the Tender Offer on the terms contemplated, or at all. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414

Source: FTAI Aviation Ltd.